SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 28, 2004

American Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-0624874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code	(513) 579-2121

(Former name or former address, if changed since last report.)

          This Amendment is being filed solely to correct a typographical error (regarding the interest rate on the Senior Debentures due 2034) contained in the prior filing made January 30, 2004. The Senior Debentures will bear interest at the rate of 7-1/8% per annum.

Item 5.   Other Events.

          On January 28, 2004, American Financial Group, Inc., an Ohio corporation ("AFG"), entered into a Purchase Agreement relating to the sale of $115,000,000 principal amount of 7-1/8% Senior Debentures due 2034 (the "Senior Debentures") to be issued by AFG under a registration statement on Form S-3 (No. 333-106657). This Current Report on Form 8-K is being filed in connection with the issuance of the Senior Debentures.

          The prospectus supplement dated January 28, 2004 relating to the issuance of the Senior Debentures (the "Prospectus Supplement") is amended to add the following sentence on the cover page:

          "Investing in the debentures involves risks. See "Risk Factors" beginning on page 4 of the accompanying prospectus."

          The base prospectus dated January 28, 2004 delivered with the Prospectus Supplement is amended to add the following sentence on the cover page:

          "Investing in the securities described in this prospectus involves risks that are described in the "Risk Factors" section beginning on page 4 of this prospectus."

Item 7.   Financial Statements and Exhibits.

      (c)    Exhibits.

1	Purchase Agreement

4	Form of Second Supplemental Indenture (including form of Senior Debentures) (filed as Exhibit 4.3 to the Form 8-A Registration Statement filed by AFG on January 30, 2004)

5	Opinion of Keating, Muething & Klekamp, P.L.L.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: February 2, 2004	By: James C. Kennedy
James C. Kennedy
Deputy General Counsel, Vice President
and Secretary